Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Income Funds:

We consent to the use of our report dated February 10, 1998, with respect to the Smith Barney Premium Total Return Fund of Smith Barney Income Funds, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
February 23, 1999